                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 19, 1996

                             CHENIERE ENERGY, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
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                (State or other jurisdiction of incorporation)

                 2-63115                                 95-4352386
        (Commission File Number)              (IRS Employer Identification No.)

            Two Allen Center
            1200 Smith Street
             Houston, Texas                                 77002
 ---------------------------------------                 ----------
 (Address of principal executive office)                 (Zip Code)


      Registrant's telephone number, including area code: (713) 659-1361

                                     None
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

        In November and December 1996, pursuant to Regulation D promulgated under the Securities Act of 1933 ("Regulation D"), the Company sold an aggregate of 162,166 shares of the Common Stock to five "accredited investors" pursuant to Rule 506 of Regulation D and received proceeds of $339,638 net of placement fees from such sales. Information regarding each sale is set forth in the table below.

DATE      SHARES      PRICE       PROCEEDS       FEE/COMMISSION    NET PROCEEDS
-----    --------    -------     ----------     ----------------  --------------
11/21     13,500      $2.25       $ 30,375           $ 3,037         $ 27,338
11/22     20,000      $2.25       $ 45,000           $ 4,500         $ 40,500
11/26     66,666      $2.25       $150,000           $15,000         $135,000
11/29     50,000      $2.25       $112,500           $     0         $112,500
12/06     12,000      $2.25       $ 27,000           $ 2,700         $ 24,300


ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        In November and December 1996, pursuant to Regulation S promulgated under the Securities Act of 1933, the Company sold an aggregate of 735,555 shares of the Common Stock to five offshore investors and received proceeds of $1,579,500 net of placement fees from such sales. Information regarding each sale is set forth in the table below.

DATE      SHARES      PRICE       PROCEEDS       FEE/COMMISSION    NET PROCEEDS
-----    --------    -------     ----------     ----------------  --------------
11/19     13,333      $2.25       $ 30,000           $ 3,000         $ 27,000
12/06    300,000      $2.25       $675,000           $67,500         $607,500
12/09    200,000      $2.50       $500,000           $50,000         $450,000
12/09    200,000      $2.50       $500,000           $50,000         $450,000
12/11     22,222      $2.25       $ 50,000           $ 5,000         $ 45,000

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHENIERE ENERGY, INC.


                                        By: /s/ William D. Forster
                                           ---------------------------
                                           William D. Forster
                                           President and Chief Executive Officer
Date: December 18, 1996